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                                                                    Exhibit 3.12

                        MERISANT FOREIGN HOLDINGS I, INC.
                            CERTIFICATE OF AMENDMENT
                         OF CERTIFICATE OF INCORPORATION

          Merisant Foreign Holdings I, Inc. (the "Corporation"), a corporation organized and existing under and by virtue of the General Corporation Law of the State of Delaware, DOES HEREBY CERTIFY:

          1. That a meeting of the Board of Directors of Merisant Foreign Holdings I, Inc. setting forth the proposed amendment to the Certificate of Corporation of said corporation, declaring said amendments to be advisable and calling a meeting of the stockholders of said Corporation for consideration thereof. The resolution setting forth the proposed amendment is as follows:

          RESOLVED, that the Certificate of Incorporation of this Corporation be amended by changing the Second Article thereof so that, as amended said Article shall be and read as follows:

          "SECOND: The address of the Corporation's registered office in the State of Delaware is Corporation Trust Center, 1209 Orange Street, in the City of Wilmington, County of New Castle. The name of the Corporation's registered agent at such address is The Corporation Trust Company."

          2. That pursuant to a Stockholder's Action by Written Consent signed by the sole stockholder and upon written waiver of notice, in accordance with Sections 222 and 229 of the General Corporation Law of the State of Delaware the aforementioned amendment was authorized, adopted and approved.

          3. That said amendment was duly adopted in accordance with the provisions of Section 228 and 242 of the General Corporation Law of the State of Delaware.

          IN WITNESS WHEREOF, said Merisant Foreign Holdings I, Inc., has caused this certificate to be signed by Luther C. Kissam, IV, this 5th day of June 2001.

                                    MERISANT FOREIGN HOLDINGS I, INC.


                                    By:    /s/ Luther C. Kissam, IV
                                        --------------------------------
                                           Luther C. Kissam, IV
                                           Vice President and Secretary

STATE OF DELAWARE
SECRETARY OF STATE
DIVISION OF CORPORATIONS
FILED 04:30 PM 06/05/2001
010270127 - 3161256